Exhibit 4.1

NUMBER UNITS
U-____________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [_______]

QOMOLANGMA ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE
REDEEMABLE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT ______________ is the owner of ________ Units.

Each Unit of Qomolangma Acquisition Corp., a Delaware corporation (the “Company”) (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), one redeemable warrant (“Warrant”) and one (1) right (“Right”). Each Warrant entitles the holder to purchase one (1) share of Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment). Each Right entitles the holder to receive one-tenth (1/10) of one share of Common Stock. Each Warrant will become exercisable on the later of (i) thirty (30) days following the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), and (ii) twelve (12) months from the effective date of the registration statement on Form S-1, File No. 333-_______, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation. The shares of Common Stock, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to [ ], 2022, unless Ladenburg Thalmann & Co., Inc. elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing of a press release announcing when separate trading will begin. The terms of the Warrants and Rights are governed by a Warrant Agreement dated as of ___________, 2022, and a Rights Agreement dated as of ________, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent and Right Agent, respectively, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and the Rights Agreement are on file at the office of the Warrant Agent and Right Agent at _______________________________________, and are available to any Warrant holder and Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

QOMOLANGMA ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT		Custodian
		(Cust)		(Minor)

TEN ENT—as tenants by the entireties		Under Uniform Gifts to Minors

JT TEN —as joint tenants with right of survivorship and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE):

________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: ___________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated ______, 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by _______, 202_ (or up to ______, 202_ if the Company extends the period of time to consummate an initial business combination), (ii) the Company redeems shares of Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (x) to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Common Stock if it does not consummate an initial business combination by ______________, 202_, or (y) with respect to other provisions relating to stockholders’ rights or pre-business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.